EXHIBIT 10.2

                                   AGREEMENT

     This Agreement (this "Agreement") is hereby entered into by and between Zoom Telephonics, Inc., a Delaware corporation ("Assignor"), and Frank Manning, Peter Kramer, the Bruce M. Kramer Living Trust, and Jewel Family Limited Partnership (collectively, the "Members").

                                    Recitals

     SKW Real Estate Limited Partnership, a Delaware limited liability partnership ("Seller") and Assignor entered into that certain Agreement of Purchase and Sale having an effective date of January 11, 2001 with respect to the land with improvements thereon known and numbered as Building 114, Section A, 27-29 Drydock Avenue, South Boston, Massachusetts (as amended by a Reinstatement Agreement and First Amendment to Agreement of Purchase and Sale dated as of February 28, 2001 between Seller and Assignor and as further amended, the "Purchase Agreement");

     Pursuant to the Purchase Agreement, Assignor deposited with the Escrow Agent the amount of $488,500.00 (the "Assignor's Deposit"), representing the sum of the Initial Earnest Money ($250,000.00), the Additional Earnest Money ($250,000.00) and the Interest Deposit ($13,500.00), less the Non-Refundable Amount ($25,000.00). The Escrow Agent currently holds the Assignor's Deposit. In addition, the Assignor delivered $25,000.00, representing the Non-Refundable Amount directly to Seller.

     Assignor and the Members are entering into a Limited Liability Company Operating Agreement (the "LLC Agreement") to form Zoom Group, LLC (the "Buyer");

     Seller and Buyer are in the process of reinstating the Purchase Agreement, and Assignor is in the process of selling to Buyer its interest in the Purchase Agreement, pursuant to the terms and provisions of a certain Reinstatement Agreement, Assignment Agreement, and Second Amendment to Agreement of Purchase and Sale (the "Second Amendment"); and

     Pursuant to the Second Amendment, the Buyer has agreed to have an additional $25,000.00 (the "Additional Non-Refundable Amount") paid by Escrow Agent to Seller out of the Assignor's Deposit in accordance with the terms of the Second Amendment, thereby reducing the amount held by Escrow Agent to $463,500.00.

                                    Agreement

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Assignor and the Members hereby agree as follows:

     1. Payment. The Members hereby jointly and severally agree to pay to Assignor, within one (1) business day after the execution and delivery of the Second Amendment (such date being the "Proportionate Share Delivery Date"), the amount of $390,800.00, representing the Members' proportionate share of the Assignor's Deposit (the "Members' Proportionate Deposit Share"). The Members' Proportionate Share includes the amount of $20,000.00 representing the Members' proportionate share of the Additional Non-Refundable Amount (the "Members' Additional Non-Refundable Amount Share").

     The Members shall deposit the Members' Proportionate Deposit with Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. on or before the date of complete execution and delivery of the Second Amendment (the "Second Amendment Effective Date"), who shall deliver such amounts to Assignor on the Proportionate Share Delivery Date. Assignor hereby agrees not to deposit the Members' Proportionate Deposit Share until five (5) days after the Proportionate Share Delivery Date. In the event that the Assignor's Board Approval (as defined in Paragraph 3 of the Second Amendment) is not obtained by the Board Approval Contingency Expiration Date (as defined in Paragraph 9 of the Second Amendment), then the Members shall have no obligation to pay the Members' Proportionate Deposit Share.

     2. Proportionate Deposit Share. The Member's Proportionate Deposit Share shall consist of the following contributions (the "Initial Contributions"):

     Party                      Initial Contribution        Proportionate Share

     Frank Manning                   $97,700.00                      20%

     Peter Kramer                    $97,700.00                      20%

     The Bruce M. Kramer             $97,700.00                      20%
     Living Trust

     Jewel Family
     Limited Partnership             $97,700.00                      20%

     Assignor                        $97,700.00*                     20%

          (* The Assignor's Initial Contribution consists of the Assignor's Deposit less the Members' Proportionate Deposit Share).

     3. Return of Earnest Money. In the event that the Assignor's Deposit is returned to Buyer, for any reason, then (a) such amount shall be disbursed to the parties in proportion to their Initial Contributions, as set forth in Paragraph 2 hereof, and (b) interest on the Assignor's Deposit shall be disbursed to the parties as follows: (i) all interest on the Assignor's Deposit earned through the Proportionate Share Delivery Date shall be returned to Assignor, and (ii) all remaining interest on the Assignor's Deposit shall be disbursed to the parties in proportion to their Initial Contributions, as set forth in Paragraph 2 hereof.

     4. Miscellaneous.

          A. The parties hereto agree to use all reasonable efforts to comply with the terms and provisions set forth in that certain letter dated January 30, 2002 from the BRA/EDIC and signed by Anthony Marinello to Buyer.

          B. Capitalized terms and phrases used in this Agreement but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

          C. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

          D. The parties hereby agree that from and after the Second Amendment Effective Date, so long as Assignor (i) is not then in default under the Purchase Agreement (as amended) or the LLC Agreement, and (ii) has not exercised its Call option pursuant to the LLC Agreement, Assignor shall have the right, but not the obligation to lease any available space at the Property on an "as is" basis, at an initial fixed rent rate of $6.00 per square foot, triple net to landlord (the "Initial Rent Rate"). The Initial Rent Rate shall continue through the earlier to occur of (x) the expiration or earlier termination of any such lease, or (y) the fifth (5th) anniversary of the Closing of the Purchase Agreement transaction (the "Initial Rent Rate Expiration Date"). Following the Initial Rent Expiration Date, the fixed rent shall be at a rate mutually agreed by the parties, and determined prior to the execution of any such lease.


                                  [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Buyer and Assignor have executed this Agreement as a sealed instrument as of this 29th day of March, 2002.



                                            ASSIGNOR:

                                            Zoom Telephonics, Inc.,
                                            a Delaware corporation

                                            By:  /s/ Peter Kramer
                                               ---------------------------------
                                            Name:  Peter Kramer
                                            Title:  Executive Vice President


                                            MEMBERS:

                                            FRANK MANNING

                                                 /s/ Frank Manning
                                            ------------------------------------
                                            Frank Manning

                                            PETER KRAMER

                                                 /s/ Peter Kramer
                                            ------------------------------------
                                            Peter Kramer

                                            THE BRUCE M. KRAMER LIVING TRUST

                                            By:  /s/ Bruce M. Kramer
                                            ------------------------------------
                                            Bruce Kramer, as Trustee and
                                            individually

                                            JEWEL FAMILY LIMITED PARTNERSHIP

                                            By:  /s/ Jeff Wallace
                                            ------------------------------------
                                            Jeff Wallace, as General Partner
                                            and individually